UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   January 26, 2007

RELIANT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K (Form 8-K), “we,” “us” and “our” refer to Reliant Energy, Inc.

Item 8.01  Other Events.

On January 26, 2007, the Compensation Committee (the “Committee”) of our Board of Directors determined that the payout percentage (the “Achievement Percentage”) under our Key Employee Award Program (the “Program”) was 80%.  The three-year performance period for the Program ended on December 31, 2006 (the “Performance Period”).  During the Performance Period, participants in the Program were not eligible to receive any additional long-term incentive grants.  In determining to award less than the Program target level (100%), the Committee concluded that while substantial progress had been made over the Performance Period on a number of the performance goals specified in the Program, certain performance goals, such as attaining the target adjusted net debt to adjusted EBITDA ratio described below, had not been met.

The Achievement Percentage was determined by the Committee based on specified quantitative and qualitative performance goals.  These goals included (i) reducing our adjusted net debt to adjusted EBITDA ratio to at least 3.5, (ii) delivering superior customer value, and (iii) building a great company for which to work.  In determining the achievement of the quantitative goal relating to the reduction of debt by attaining a specified adjusted net debt to adjusted EBITDA ratio, the Committee was to consider the market conditions in which we operated and our financial flexibility as measured by changes in our credit and analyst ratings and results of operations (e.g., earnings per share, operating costs and cash flows). In determining whether we met thequalitative goals, the Committee was to consider customer growth/retention/satisfaction rates, plant, environmental and safety performance, employee survey results or any other data it deemed relevant.  The Program did not require the Committee to assign a particular weighting to the various performance goals. Instead, the Program conferred upon the Committee discretion to determine the level of achievement (threshold, target and maximum) under the Program relative to the performance achieved.

If the Committee determined that we had not achieved at least threshold performance levels, the payout would have been 0%. If the Committee determined we had achieved at least threshold performance levels, payout levels could range from 60% to 140%.

In reaching the determination that the Company had achieved at least threshold performance levels, the Committee considered, among other factors,  the substantial reduction in debt, reduction in operating costs, reduction in adjusted net debt to adjusted EBITDA ratio and the impact of market conditions on this ratio.  The Committee also considered customer growth rates and satisfaction levels relative to its principal competitors, improvement in plant commercial capacity factors, and a significant improvement in the results of its employee survey results.  In addition to the quantitative and qualitative performance goals specified in the Program, the Committee considered (i) that the Company’s total shareholder return was higher than the median for its peer group for the Performance Period, and (ii) that our share price closed on January 26, 2007 within 1% of its 52-week high.

The Committee’s independent compensation consultant assisted the Committee in its deliberations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC.
(Registrant)

Date: January 30, 2007	By:	/s/ Thomas C.Livengood
Thomas C. Livengood
Senior Vice President and Controller